                                                                       EXHIBIT 5

                                                     July 14, 1998



P&L Coal Holdings Corporation
701 Market Street
St. Louis, MO 63101-1826

Ladies and Gentlemen:

        We have acted as special counsel for P&L Coal Holdings Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by the Company of $400,000,000 aggregate principal amount of its 8-7/8% Series B Senior Notes due 2008 (the "Senior Exchange Notes"), guaranteed (the "Senior Guarantees") on a senior basis by the entities listed on Schedule A hereto (collectively, the "Guarantors") and $500,000,000 aggregate principal amount of its 9-5/8% Series B Senior Subordinated Notes due 2008 (the "Senior Subordinated Exchange Notes" and together with the Senior Exchange Notes, the "Exchange Notes"), guaranteed (the "Senior Subordinated Guarantees" and together with the Senior Guarantees, the "Guarantees") on a senior subordinated basis by the Guarantors. The Senior Exchange Notes are to be offered by the Company in exchange for (the "Senior Exchange") $400,000,000 aggregate principal amount of its outstanding 8-7/8% Senior Notes due 2008 (the "Senior Notes") and the Senior Subordinated
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P&L Coal Holdings Corporation              -2-                    July 14, 1998


Exchange Notes are to be offered by the Company in exchange for (the "Subordinated Exchange" and together with the Senior Exchange, the "Exchanges") $500,000,000 aggregate principal amount of its outstanding 9-5/8% Senior Subordinated Notes due 2008 (the "Senior Subordinated Notes"). The Senior Notes have been, and the Senior Exchange Notes will be, issued under an Indenture, dated as of May 18, 1998 (the "Senior Indenture"), between the Company and State Street Bank and Trust Company, as Trustee. The Senior Subordinated Notes have been, and the Senior Subordinated Exchange Notes will be, issued under an Indenture, dated as of May 18, 1998 (the "Senior Subordinated Indenture" and together with the Senior Indenture, the "Indentures"), between the Company and State Street Bank Trust Company, as Trustee.

        We have examined the Registration Statement and the Indentures, which have been filed with the Commission as Exhibits to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as
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P&L Coal Holdings Corporation              -3-                    July 14, 1998


certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

        1. Assuming the Indentures have been duly authorized and validly executed and delivered by the respective parties thereto, when (1) the respective Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), (2) the Board of Directors of the Company, a duly constituted and acting committee thereof or duly authorized officers thereof have taken all necessary corporate action to approve the issuance and terms of the Exchange Notes, the terms of the Exchanges and related matters, and (3) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the respective Indentures upon the Exchanges, the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the respective Indentures.

        2. Assuming the Indentures have been duly authorized and validly executed and delivered by the parties thereto, when (1) the Indentures have been duly qualified under the Trust Indenture Act, (2) the Board of Directors of the Company, a duly constituted and acting committee thereof or duly authorized officers thereof have taken all necessary corporate action to approve the issuance and terms of the Exchange Notes, the terms of the Exchanges and related matters, (3) the Board of Directors of each Guarantor, a duly constituted and acting committee thereof or duly authorized officers thereof have taken all necessary corporate action to approve the issuance and terms of such Guarantor's Guarantee and (4) the Exchange Notes and the Guarantees endorsed thereon have been duly executed, authenticated, issued and delivered in accordance with the provisions of the respective Indentures upon the Exchanges, each Guarantor's Guarantee will constitute a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and entitled to the benefits of the respective Indentures.

        Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other
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P&L Coal Holdings Corporation              -4-                    July 14, 1998

similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law.

        We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                    Very truly yours,


                                    /s/ Simpson Thacher & Bartlett
                                    ------------------------------


                                    SIMPSON THACHER & BARTLETT
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                                  SCHEDULE A


Guarantors
----------

Affinity Mining Company
Arid Operations, Inc.
Big Sky Coal Company
Blackrock First Capital Corporation
Bluegrass Coal Company
Caballo Coal Company
Charles Coal Company
Coal Properties Corp.
Colony Bay Coal Company
Cook Mountain Coal Company
Cottonwood Land Company
Darius Gold Mine Inc.
EACC Camps, Inc.
Eastern Associated Coal Corp.
Eastern Royalty Corp.
Gold Fields Chile, S.A.
Gold Fields Mining Corporation
Gold Fields Operating Co. - Ortiz
Grand Eagle Mining, Inc.
Hayden Gulch Terminal, Inc.
Independence Material Handling Company
Interior Holdings Corp.
James River Coal Terminal Company
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Martinka Coal Company
Midco Supply and Equipment Corporation
Midwest Coal Resources, Inc.
Mountain View Coal Company
North Page Coal Corp.
Ohio County Coal Company
Patriot Coal Company, L.P.
Peabody America, Inc.
Peabody Coal Company
Peabody COALSALES Company
Peabody COALTRADE, Inc.
Peabody Development Company
Peabody Energy Solutions, Inc.
Peabody Holding Company, Inc.
Peabody Natural Resources Company
Peabody Terminals, Inc.
Peabody Venezuela Coal Corp.
Peabody Western Coal Company
Pine Ridge Coal Company
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P&L Coal Holdings Corporation              -6-                    July 14, 1998

Powder River Coal Company
Rio Escondido Coal Corp.
Seneca Coal Company
Sentry Mining Company
Snowberry Land Company
Sterling Smokeless Coal Company
Thoroughbred, L.L.C.